CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-168689) and Form S-8 (No. 333-149584) of Blount International, Inc. of our report dated April 22, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Portland, Oregon
April 22, 2014